Exhibit 10.11

INDUSTRIAL LEASE

(Multi-Tenant; Net)

“AS-IS”

BETWEEN

THE IRVINE COMPANY

AND

CRYOCOR, INC.

INDEX TO LEASE

ARTICLE I.	BASIC LEASE PROVISIONS

ARTICLE II.	PREMISES
Section 2.1	Leased Premises
Section 2.2	Acceptance of Premises
Section 2.3	Building Name and Address
Section 2.4	Landlord’s Responsibilities

ARTICLE III.	TERM
Section 3.1	General
Section 3.2	Delay in Possession
Section 3.3	Early Entry to Premises

ARTICLE IV.	RENT AND OPERATING EXPENSES
Section 4.1	Basic Rent
Section 4.2	Operating Expenses
Section 4.3	Security Deposit
Section 4.4	Letter of Credit

ARTICLE V.	USES
Section 5.1	Use
Section 5.2	Signs
Section 5.3	Hazardous Materials

ARTICLE VI.	COMMON AREAS; SERVICES
Section 6.1	Utilities and Services
Section 6.2	Operation and Maintenance of Common Areas
Section 6.3	Use of Common Areas
Section 6.4	Parking
Section 6.5	Changes and Additions by Landlord

ARTICLE VII.	MAINTAINING THE PREMISES
Section 7.1	Tenant’s Maintenance and Repair
Section 7.2	Landlord’s Maintenance and Repair
Section 7.3	Alterations
Section 7.4	Mechanic’s Liens
Section 7.5	Entry and Inspection

ARTICLE VIII.	TAXES AND ASSESSMENTS ON TENANT’S PROPERTY

ARTICLE IX.	ASSIGNMENT AND SUBLETTING
Section 9.1	Rights of Parties
Section 9.2	Effect of Transfer
Section 9.3	Sublease Requirements
Section 9.4	Certain Transfers

ARTICLE X.	INSURANCE AND INDEMNITY
Section 10.1	Tenant’s Insurance
Section 10.2	Landlord’s Insurance
Section 10.3	Tenant’s Indemnity
Section 10.4	Landlord’s Nonliability
Section 10.5	Waiver of Subrogation

ARTICLE XI.	DAMAGE OR DESTRUCTION
Section 11.1	Restoration
Section 11.2	Lease Governs

ARTICLE XII.	EMINENT DOMAIN
Section 12.1	Total or Partial Taking
Section 12.2	Temporary Taking
Section 12.3	Taking of Parking Area

ARTICLE XIII.	SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS
Section 13.1	Subordination
Section 13.2	Estoppel Certificate
Section 13.3	Financials

(i)

ARTICLE XIV.	DEFAULTS AND REMEDIES
Section 14.1	Tenant’s Defaults
Section 14.2	Landlord’s Remedies
Section 14.3	Late Payments
Section 14.4	Right of Landlord to Perform
Section 14.5	Default by Landlord
Section 14.6	Expenses and Legal Fees
Section 14.7	Waiver of Jury Trial
Section 14.8	Satisfaction of Judgment
Section 14.9	Limitation of Actions Against Landlord

ARTICLE XV.	END OF TERM
Section 15.1	Holding Over
Section 15.2	Merger on Termination
Section 15.3	Surrender of Premises; Removal of Property

ARTICLE XVI.	PAYMENTS AND NOTICES

ARTICLE XVII.	RULES AND REGULATIONS

ARTICLE XVIII.	BROKER’S COMMISSION

ARTICLE XIX.	TRANSFER OF LANDLORD’S INTEREST

ARTICLE XX.	INTERPRETATION
Section 20.1	Gender and Number
Section 20.2	Headings
Section 20.3	Joint and Several Liability
Section 20.4	Successors
Section 20.5	Time of Essence
Section 20.6	Controlling Law
Section 20.7	Severability
Section 20.8	Waiver and Cumulative Remedies
Section 20.9	Inability to Perform
Section 20.10	Entire Agreement
Section 20.11	Quiet Enjoyment
Section 20.12	Survival

ARTICLE XXI.	EXECUTION AND RECORDING
Section 21.1	Counterparts
Section 21.2	Corporate and Partnership Authority
Section 21.3	Execution of Lease; No Option or Offer
Section 21.4	Recording
Section 21.5	Amendments
Section 21.6	Executed Copy
Section 21.7	Attachments

ARTICLE XXII.	MISCELLANEOUS
Section 22.1	Nondisclosure of Lease Terms
Section 22.2	Guaranty
Section 22.3	Changes Requested by Lender
Section 22.4	Mortgagee Protection
Section 22.5	Covenants and Conditions
Section 22.6	Security Measures
Section 22.7	JAMS

EXHIBITS
Exhibit A	Description of Premises
Exhibit B	Environmental Questionnaire
Exhibit C	Landlord’s Disclosures
Exhibit D	Insurance Requirements
Exhibit E	Rules and Regulations
Exhibit Y	Project Site Plan

(ii)

INDUSTRIAL LEASE

(Multi-Tenant; Net)

“AS-IS”

THIS LEASE is made as of the 1st day of November, 2000, by and between THE IRVINE COMPANY, hereafter called “Landlord,” and CRYOCOR, INC., a Delaware corporation, hereinafter called “Tenant.”

ARTICLE I. BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Premises: Suite No. 150 (the Premises are more particularly described in Section 2.1).

Address of Building: 9717 Pacific Heights Blvd., San Diego, CA

2.	Project Description (if applicable): Cornerstone Corporate Center

3.	Use of Premises: General office, research and development, light assembly and distribution, and any other lawful uses permitted by applicable zoning codes, provided that in no event shall any of the sales of any products or services on a “retail” basis be permitted on or about the Premises.

4.	Commencement Date: December 1, 2000

5.	Lease Term: The Term of this Lease shall expire at midnight on November 30, 2005.

6.	Basic Rent: Nineteen Thousand Seven Hundred Fifty-Five Dollars ($19,755.00) per month, based on $.99 per rentable square foot.

Basic Rent is subject to adjustment as follows:

Commencing December 1, 2001, the Basic Rent shall be Twenty Thousand Seven Hundred Fifty-Three Dollars ($20,753.00) per month, based on $1.04 per rentable square foot.

Commencing December 1, 2002, the Basic Rent shall be Twenty One Thousand Seven Hundred Fifty-One Dollars ($21,751.00) per month, based on $1.09 per rentable square foot.

Commencing December 1, 2003, the Basic Rent shall be Twenty Two Thousand Seven Hundred Forty-Nine Dollars ($22,749.00) per month, based on $1.14 per rentable square foot.

Commencing December 1, 2004, the Basic Rent shall be Twenty Three Thousand Seven Hundred Forty-Six Dollars ($23,746.00) per month, based on $1.19 per rentable square foot.

7.	Guarantor(s): None

8.	Floor Area of Premises: approximately 19,955 rentable square feet

9.	Security Deposit: $26,121.00 [see also Section 4.4 for Letter of Credit requirements]

10.	Broker(s): Irving Hughes/Colliers International

11.	Additional Insureds: Insignia/ESG, Inc.

12.	Address for Payments and Notices:

LANDLORD	TENANT

THE IRVINE COMPANY c/o Insignia/ESG, Inc. 43 Discovery, Suite 120 Irvine, CA 92618	CRYOCOR, INC. 9717 Pacific Heights Blvd., Suite 150 San Diego, CA 92121

with a copy of notices to:
THE IRVINE COMPANY
dba Irvine Industrial Company
P.O. Box 6370
Newport Beach, CA 92658-6370
Attn: Vice President, Industrial Operations

13.	Tenant’s Liability Insurance Requirement: $2,000,000.00

14.	Vehicle Parking Spaces: Seventy (70) parking spaces (four (4) of which spaces shall be “Visitor”)

ARTICLE II. PREMISES

SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number identified in Item 1 of the Basic Lease Provisions. The Premises are located in the building identified in Item 1 of the Basic Lease Provisions (which together with the underlying real property, is called the “Building”), and is a portion of the project shown in Exhibit Y (the “Project”). Tenant understands that the floor area set forth in Item 8 of the Basic Lease Provisions may include, at Landlord’s option, a factor approximating the total square footage of any common lobby or internal common features of the Building times the ratio of the actual square footage of the Premises to the total square footage of the Building.

SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building and the Project, or (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions to the Premises except as expressly provided in this Lease. It is further understood that Tenant shall take possession of the Premises as of the Commencement Date of this Lease in an “as-is” condition without further obligation on Landlord’s part as to improvements whatsoever, except as expressly provided in Section 2.4 below.

SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Building or Project without liability to Tenant.

SECTION 2.4. LANDLORD’S RESPONSIBILITIES.

(a) Landlord warrants to Tenant that the plumbing, lighting, heating, ventilation and air condition systems serving the Premises shall be in good operating condition on the Commencement Date of this Lease. In the event that Tenant shall notify Landlord of a non-compliance with the foregoing warranty on or before thirty (30) days following the Commencement Date, then Landlord shall promptly rectify same at Landlord’s sole cost and expense. Notwithstanding the foregoing warranty by Landlord, however, Tenant acknowledges and agrees that Landlord’s latest Building maintenance reports estimate that the HVAC units serving the Building will need to be replaced in an approximate 3 to 5 year time period from and after the Commencement Date, and that the roof of the Building will need to be replaced in approximately two (2) years, and that Tenant will bear the amortized cost of such “capital” replacements in accordance with the provisions for amortization contained in Section 4.2(f) of this Lease.

(b) Subject to the express provisions of Section 2.4(c) below, Landlord shall correct, repair or replace, at Landlord’s sole cost and expense and not as a Project Cost: (i) any non-compliance of the Building exterior and the Common Areas with the provisions of Title III of the Americans With Disabilities Act (“ADA”) in effect as of the Commencement Date, and (ii) any non-compliance of the Building and the Common Areas with any applicable City of San Diego building or fire codes in effect as of the issuance of building permits therefor. Landlord shall correct, repair or replace any non-compliance of the Building exterior and the Common Areas with any revisions or amendments to the ADA in effect after the Commencement Date, provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof using a market cost of funds reasonably determined by Landlord) shall be included as Project Costs payable by Tenant. All other ADA or building and fire code compliance issues which pertain to the Premises, including without limitation, in connection with Tenant’s construction of any alterations or other improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas) and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense. The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section 2.4(b) shall be made promptly following notice of non-compliance from any applicable governmental agency.

(c) If Tenant’s alterations to the Premises (approved by Landlord pursuant to the provisions of this Lease) subsequent to the Commencement Date require “path of travel” changes or replacements to the Building exterior or to the Common Areas (including, without limitation, replacement of the staircase serving the rear entrance door of the Building) due to compliance with either the City of San Diego building or fire codes which are in effect as of the execution of this Lease (i.e., the 1997 Uniform Building Code) or with the ADA in effect as of the Commencement Date, then Landlord shall reimburse Tenant for the reasonable out-of-pocket cost of constructing such changes or replacements, subject, however, to the following conditions: (i) any such changes or replacements shall be completed by Tenant, and the request for reimbursement(s) shall be submitted to Landlord, by that date which is not later than twenty-four (24) months from and after the Commencement Date of this Lease, and (ii) in no event shall such reimbursement(s) by Landlord exceed the amount of Thirty Thousand Dollars ($30,000.00) in the aggregate. Landlord shall make any such reimbursement(s) to Tenant (or shall credit such reimbursement(s) to rent then next coming due under this Lease), within ten (10) days following written request therefor from Tenant accompanied by invoice(s) or other reasonable evidence of Tenant’s expenditure of said costs.

ARTICLE III. TERM

SECTION 3.1. GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (“Commencement Date”) on the date set forth in Item 4 of the Basic Lease Provisions and shall expire on the date set forth in Item 5 of the Basic Lease Provisions (the “Expiration Date”).

SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord delivers possession of the Premises and the Premises are in fact available for Tenant’s occupancy, except that if Landlord’s failure to so deliver possession on the Commencement Date is attributable to any action or inaction by Tenant, then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant’s delay(s).

SECTION 3.3. EARLY ENTRY TO PREMISES Notwithstanding the provisions of Section 3.1 above, upon the full execution and delivery of this Lease, Landlord shall provide Tenant with access to the Premises to enable Tenant to install improvements, fixtures, furniture, computers, telephone and cabling equipment in the Premises. In addition, it is further understood that, if desired by Tenant, Tenant shall install new carpet in the Premises and repaint the Premises at Tenant’s sole cost and expense. Such access shall be subject to all of the terms and conditions of this Lease, including without limitation the insurance and indemnity provisions of Article X hereof, except that Tenant’s Basic Rent and Operating Expense obligations shall not commence to accrue until the Commencement Date hereof.

ARTICLE IV. RENT AND OPERATING EXPENSES

SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent first due hereunder.

SECTION 4.2. OPERATING EXPENSES.

(a) Tenant shall pay to Landlord, as additional rent, Tenant’s Share of “Operating Expenses”, as defined below, incurred by Landlord in the operation of the Building and Project. The term “Tenant’s Share” means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the rentable floor area of the Premises and the denominator of which is the total rentable square footage of the floor area, as determined from time to time by Landlord, of (i) the Building, for expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, (ii) all of the buildings in the Project for expenses determined by Landlord to benefit or relate substantially to the entire Project rather than any specific building or (iii) all or some of the buildings within the Project as well as all or a portion of other property owned by Landlord and/or its affiliates, for expenses which benefit or relate to such buildings within the Project and such other real property.

(b) Commencing prior to the start of the first full “Expense Recovery Period” (as defined below) of the Lease, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. For purposes hereof, “Expense Recovery Period” shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30.

(c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments, if any, to the actual Tenant’s Share as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI.

Should Tenant fail to object in writing to Landlord’s determination of actual Operating Expenses, or fail to give written notice of its intent to audit Landlord’s Operating Expenses pursuant to the provisions of the next succeeding paragraph, within sixty (60) days following delivery of Landlord’s expense statement, Landlord’s determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties and any future claims to the contrary shall be barred.

Provided Tenant is not then in default under this Lease beyond the expiration of any applicable cure period, Tenant shall have the right to have Tenant’s financial officer or a certified public accountant audit Landlord’s actual Operating Expenses for the most recent Expense Recovery Period, subject to the terms and conditions hereof. In no event, however, shall such auditor be compensated by Tenant on a “contingency” basis, or on any other basis tied to the results of said audit. Tenant shall give written notice to Landlord of Tenant’s intent to audit, if at all, within sixty (60) days following delivery of Landlord’s expense statement for each of the Expense Recovery Periods. Following at least ten (10) business days notice to Landlord, such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where the records are maintained in San Diego County, California. Landlord agrees to make such personnel available to Tenant as is reasonably necessary for Tenant’s employees and agents, to conduct such audit. Landlord shall make such records available to Tenant’s employees and agents, for inspection during normal business hours. Tenant’s employees and agents shall be entitled to make photostatic copies of such records, provided Tenant bears the expense of such copying, and further provided that Tenant keeps such copies in a confidential manner and does not discuss, display or distribute such copies to any other third party. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant’s Basic Rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In the event of a dispute between Landlord and Tenant regarding the results of such audit, such dispute shall be submitted to and resolved by JAMS as provided in Section 22.7 of this Lease. Until final resolution of such dispute by JAMS, Tenant shall continue to pay its Tenant’s Share of Operating Expenses as required by the provisions of the Lease.

All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant and its auditor to execute a separate confidentiality agreement as a condition precedent to any audit.

(d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease (including, without limitation, any overpayment in connection with decreases in Property Taxes) shall be rebated by Landlord to Tenant.

(e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then the estimate of Tenant’s Share of Operating Expenses shall be increased for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to Tenant’s Share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the month for which the payments are due. Subject to Tenant’s right to audit contained in Section 4.2(c) above, Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

(f) The term “Operating Expenses” shall mean and include all “Project Costs” (as hereafter defined) and “Property Taxes” (as hereafter defined).

(g) The term “Project Costs” shall include all expenses of operation and maintenance of the Building and the Project, together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitations water and sewer charges not relating to the original construction of the Building or Project; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services to any interior Common Areas; air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consultant whose services are utilized by Landlord for the benefit of the Building and/or Project; establishment of reasonable reserves for replacements and/or repair of the Building and/or Common Area improvements, equipment and supplies; costs incurred in connection with compliance of any laws or changes in laws applicable to the Building or the Project (provided that, except for laws or changes in laws that pertain particularly to Tenant or to Tenant’s particular use of the Premises [which shall be the sole responsibility of Tenant at its cost], to the extent such laws or change in laws require expenditures of a “capital” nature [as determined by generally accepted accounting principles, consistently applied], then such “capital” expenditure shall be amortized [using a market cost of funds as reasonably determined by Landlord] over the useful life of such asset and only the amortized cost thereof shall be includable in Project Costs during the remaining Term of the Lease); the cost of any “capital” investments (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments calculated at a market cost of funds, all as reasonably determined by Landlord in accordance with generally accepted accounting principles, consistently applied, for each such year of useful life during the Term; costs associated with the procurement and maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of an intrabuilding network cable service agreement for any intrabuilding network cable telecommunications lines within the Project, and any other maintenance, repair and replacement costs associated with such lines; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a reasonable and market competitive overhead/management fee for the professional operation of the Project. Notwithstanding anything to the contrary herein, Tenant’s Share of any such property management fees shall be determined by multiplying the actual property management fee charged (which from time to time may be with respect to the Building only, a portion of the Project only, the entire Project, or the Project together with other properties owned by Landlord and/or its affiliates) by a fraction, the numerator of which is the floor area of the Premises (as set forth in Item 8 of the Basic Lease Provisions contained in the Lease), and the denominator of which is the total square footage of space charged with such management fee actually leased to tenants (including Tenant). It is understood that Project Costs shall include market competitive charges for direct services provided by any subsidiary or division of Landlord.

(h) Subject to the exclusions contained in Section 4.2(i) below, the term “Property Taxes” as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.

(i) Operating Expenses shall not include the following items: leasing commissions, finders’ fees, brokerage fees and commissions, legal fees and other costs incurred in connection with the marketing or promoting of the Building or the Project or negotiation and/or enforcement of leases; finders fees, brokerage fees and commissions, legal fees and other marketing costs and expenses incurred in connection with the sale of all or any portion of the Project; any costs from the original construction of the Building or the Project; costs incurred (less costs of recovery) for any item to the extent covered by a manufacturer’s, materialman’s, vendor’s or contractor’s warranty and paid by such manufacturer, materialman, vendor or contractor; costs associated with the operation of the business of the entity which constitutes Landlord including costs of company accounting and legal matters (except as actions of Tenant may be in issue); costs of defending any lawsuits with any mortgagee (except as actions of Tenant may be in issue); costs incurred in connection with any disputes between Landlord and its employees or the Project management; any cost actually reimbursed by insurance proceeds or condemnation award; holiday decorations or gifts; costs of purchase or installation of any artwork or sculpture; charitable or political contributions; ground rent; mortgage interest, principal, depreciation, points and fees on debt or amortization or for any mortgage(s) encumbering the Project, or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and any equity participations of lender or lessor, and all costs incurred in connection with any financing, refinancing or syndication of the Project, or any part thereof; any costs incurred by Landlord with respect to services to the extent made available to other tenants of the Project but not made available to Tenant; amounts of payments by Landlord or to its affiliates for goods and services in excess of a market competitive rate; income, franchise, transfer, inheritance, capital stock, capital levy, estate, profit, gift or succession taxes; bad debt loss, rent loss, or reserves for bad debts or rent loss; fines, penalties or other costs incurred as the result of a breach by Landlord of its obligations under this Lease; and any costs expressly excluded from Operating Expenses elsewhere in this Lease.

SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease (the “Security Deposit”). Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord’s receipt thereof, and may be utilized by Landlord in its discretion towards the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation brokerage commissions. Upon any default by Tenant, including specifically Tenant’s failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, whether or not Landlord is informed of or has knowledge of the default, the Security Deposit shall be deemed to be automatically and immediately applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for that default. If any portion of the Security Deposit is applied after a default by Tenant, Tenant shall within ten (10) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within thirty (30) days after the expiration of the Term, provided that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.

SECTION 4.4. LETTER OF CREDIT. In addition to the Security Deposit and as security hereunder, Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, an irrevocable stand-by letter of credit in the amount of One Hundred Thousand Dollars ($100,000.00). Said letter of credit shall be in form and with the substance of Exhibit F attached hereto, and issued by a financial institution located in Southern California and which is acceptable to Landlord. The letter of credit shall either: (i) be issued with a fixed expiration date of January 31, 2006, or (ii) shall provide for automatic annual renewals through that date which is sixty (60) days after the Expiration Date of the Term of this Lease. In the event the letter of credit is issued with an annual renewal obligation and the letter of credit is not renewed by the issuing financial institution on or before twenty (20) days prior to the then-scheduled expiration date of the letter of credit, then Landlord shall have the right to draw the full amount of such letter of credit and to hold such amount as part of the Security Deposit pursuant to Section 4.3 of this Lease. Upon any default by Tenant, including specifically Tenant’s failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below and Tenant’s failure to cure the same within any applicable cure period, Landlord shall be entitled to draw upon said letter of credit by the issuance of Landlord’s sole written demand to the issuing financial institution, which draw shall be in an amount necessary to cure the default in question and to compensate Landlord for all damages incurred thereby, as determined by Landlord in its sole and absolute discretion, and if such amount cannot be readily determined by Landlord, then the full amount of the letter of credit can be drawn by Landlord pending determination of said amount. Notwithstanding the foregoing, while the amount of any such draw shall be determined in Landlord’s sole and absolute discretion as provided as provided in the foregoing, if the amount of any such draw(s) shall ultimately exceed the amount of damages actually incurred by Landlord as the result of Tenant’s default (as determined pursuant to the applicable provisions of Article XIV of this Lease), then Landlord shall promptly refund any such excess to Tenant. Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for the default. If any portion of the letter of credit is drawn after a default by Tenant, Tenant shall within ten (10) days after written demand by Landlord restore the letter of credit. Failure to so restore said letter of credit within said ten (10) days shall be a default by Tenant under this Lease. Partial drawings upon said letter of credit shall be permitted.

If on or after the second annual anniversary of the Commencement Date of this Lease: (a) Tenant has not been in default under the Lease (beyond the expiration of any applicable cure period) at any time during the Term hereof, (b) Tenant has not at any time been more than ten (10) days late with respect to any payments of rent due under the Lease, and (c) Tenant shall demonstrate by the delivery to Landlord of its audited financial statements that Tenant has achieved a positive net income and a positive net worth for the most current quarter (as determined by generally accepted accounting principles, consistently applied, and issued by a nationally recognized accounting firm), then upon the written request of Tenant accompanied by copies of the audited financial statements required in Subsection (c) of this paragraph, Landlord shall authorize an immediate full exoneration and release of the letter of credit.

ARTICLE V. USES

SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord’s reasonable inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant’s permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all existing covenants, conditions, easements or restrictions now affecting or encumbering the Building and/or Project, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof. Tenant shall also comply at its expense with any future amendments or modifications to such existing covenants, conditions, easements or reservations, and with any future covenants, conditions, easements or restrictions hereafter affecting or encumbering the Building and/or the Project, provided same do not materially impair Tenant’s use or enjoyment of the Premises. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant’s failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant’s noncompliance. Notwithstanding anything to the contrary contained in this Section 5.1, in the event Tenant’s obligation for compliance with all future and present laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities, and with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or the Project, results in a “capital” improvement on Tenant’s part (or Tenant’s being obligated to reimburse Landlord for a “capital” improvement), Tenant shall only be responsible for the amortized cost of such “capital” improvement (amortized at a market cost of funds as reasonably determined by Landlord) over the useful life of said improvement during the Term, except in the event each obligation for “capital” improvements is required due to Tenant’s particular use of the Premises (in which case Tenants shall be fully responsible for the entire cost and installation of each “capital” investment).

SECTION 5.2 SIGNS. Provided Tenant continues to occupy the entire Premises, Tenant shall have the non-exclusive right to one (1) exterior sign on the Building in a location designated by Landlord, subject to Landlord’s right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing or as otherwise approved in writing by Landlord, in its sole discretion, Tenant shall have no right to maintain identification signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord’s determination prior to installation that such elements are in compliance with any covenants, conditions or restrictions encumbering the Premises, Landlord’s signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located (“Signage Criteria”), and any applicable municipal or other governmental permits and approvals. Tenant acknowledges having received and reviewed a copy of the current Signage Criteria for the Project. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof. If Tenant fails to maintain its sign, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant’s expense.

SECTION 5.3 HAZARDOUS MATERIALS.

(a) For purposes of this Lease, the term “Hazardous Materials” includes (i) any “hazardous materials” as defined in Section 25501(n) of the California Health and Safety Code, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

(b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord: (A) to utilize within the Premises standard office products that may contain Hazardous Materials (such as photocopy toner, “White Out”, and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such products, and (B) to utilize within the Premises those Hazardous Materials in kind and content listed on the Environmental Questionnaire delivered to Landlord prior to the execution of this Lease, provided that Tenant shall comply with all applicable laws with respect to such Hazardous Materials and all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of such Hazardous Materials. The Hazardous Materials and amount of the Hazardous Materials consented to under the foregoing Subsection 5.3(b)(B) cannot be thereafter prohibited or reduced by Landlord unless such action is mandated by a change in applicable law or upon mutual agreement by the parties. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant’s business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices: Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder within ten (10) days of demand; however, Tenant shall have no obligation to reimburse Landlord for any costs incurred in connection with any environmental consultant retained by Landlord pursuant to this Section unless Tenant shall be in default under this Section 5.3 and such costs are covered by Tenant’s indemnity contained in this Section 5.3.

(c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials (except standard office products that may contain Hazardous Materials permitted under Section 5.3(b) above) which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials (except standard office products that may contain Hazardous Materials permitted under Section 5.3(b) above) upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s use, handling, storage, release and/or disposal of Hazardous Materials.

(d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in substantial compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to enter upon the Premises upon reasonable notice to Tenant (except in cases of emergency when no notice shall be required), and to discharge Tenant’s obligations under this Section 5.3 at Tenant’s expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant’s business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

(e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld), take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease. If Landlord at any time discovers that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s approval (which approval shall not be unreasonably withheld), specifying the actions to be taken by Tenant to return the Premises or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this subsection (e) shall expressly survive the expiration or sooner termination of this Lease.

(f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit C, nor with respect to any Hazardous Materials which Tenant proves were not caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention.

ARTICLE VI. COMMON AREAS; SERVICES

SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such amount to Landlord, as an item of additional rent, within ten (10) days after receipt of Landlord’s statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 4.2. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have reasonable access to all electrical and mechanical installations of Landlord.

Notwithstanding the foregoing, if as a result of the direct actions of Landlord, its employees, contractors or authorized agents, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant’s Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. The foregoing provisions shall be Tenant’s sole recourse and remedy in the event of such an interruption of services, and shall not apply in case of the actions of parties other than Landlord, its employees, contractors or authorized agents, or in the case of damage to, or destruction of, the Premises (which shall be governed by the provisions of Article XI of the Lease). Any disputes concerning the foregoing provisions shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease.

SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building and the Project. The term “Common Areas” shall mean all areas within the exterior boundaries of the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Areas in the manner Landlord may determine to be appropriate but consistent with a “first class” research and development business park. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Project Costs unless any particular cost incurred can be charged to a specific tenant of the Project. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord, so long as Tenant is not deprived of reasonable access to the Premises.

SECTION 6.4. PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned (except that four (4) of such spaces in a location designated by Landlord shall be marked as “Visitor”), on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no overnight parking of any vehicles of any kind unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits.

In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Building or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24-hour periods, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to, use or enjoyment of the Premises.

ARTICLE VII. MAINTAINING THE PREMISES

SECTION 7.1. TENANT’S MAINTENANCE AND REPAIR. Tenant at its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date, excepting ordinary wear and tear, including without limitation all glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment, but excepting structural portions or structural elements of the Building. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord’s reasonable request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord (which approval shall not be unreasonably withheld or delayed) and shall be made only at the time or times reasonably approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord’s standard requirements for contractors, as modified from time to time and disclosed to Tenant. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to make any such repair on behalf of Tenant and at Tenant’s expense, and Tenant shall promptly reimburse Landlord for all reasonable costs incurred upon submission of an invoice.

SECTION 7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to the roof, foundations, footings and other structural portions or elements of the Building, all landscaping, walkways, parking areas, Common Areas, exterior lighting, the electrical and mechanical systems and the air conditioning, ventilating or heating equipment servicing the Premises, and the exterior surfaces of the exterior walls of the Building, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance and repairs on the part of Landlord provided hereunder shall be considered part of Project Costs.

SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make such alterations, additions or improvements to the Premises costing less than Twenty Thousand Dollars ($20,000.00) during each calendar year of the Term without Landlord’s consent, provided, however, that any alterations, additions or improvements which change the basic floor plan of the Premises, which change the structural or mechanical systems of the Premises, or which require a governmental permit as a prerequisite to the construction thereof, shall require Landlord’s prior written consent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in either of the foregoing sentences, however, no alterations, additions or improvements to the Premises shall: (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises, any change to any structural or mechanical systems of the Premises, or any governmental permit as a prerequisite to the construction thereof, or (iv) interfere in any manner with the proper functioning of or Landlord’s access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises. Landlord may impose, as a condition to its consent, any requirements that Landlord in its reasonable discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations

(hereafter defined). Tenant understands and agrees that Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of such work either requiring a permit from the City of San Diego or affecting any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building. If any governmental entity requires, as a condition to any proposed alterations, additions or improvements to the Premises by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas, then Tenant shall, at Tenant’s sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord’s contractors) as Landlord may require in its reasonable discretion. Under no circumstances shall Tenant make any improvement which incorporates any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant’s request and to repair any damage to the Premises arising from that removal. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to reimbursement from Tenant for all costs incurred within ten (10) days of written demand from Landlord.

SECTION 7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon notice from Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following such notice from Landlord of the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All reasonable expenses so incurred by Landlord, including Landlord’s attorneys’ fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant within ten (10) days of Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than ten (10) days’ prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, during business hours upon at least 24 hours’ written or oral notice (except in emergencies, when no notice shall be required), have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may reasonably deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry permitted under this Section 7.5 to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises. Landlord shall minimize unreasonable interference with Tenant’s business operations and shall comply with Tenant’s reasonable instructions and security requirements in connection with such entry.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, against all improvements to the Premises made by Landlord or Tenant which are above Landlord’s Project standard in quality and/or quantity for comparable space within the Project (“Above Standard Improvements”), and against any alterations, additions or like improvements made to the Premises by or on behalf of Tenant. When possible Tenant shall cause its personal property, Above Standard Improvements and alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant’s personal property, Above Standard Improvements and/or alterations are levied against Landlord or Landlord’s property and if Landlord pays the same, or if the assessed value of Landlord’s property is increased by the inclusion of a value placed upon the personal property, Above Standard Improvements and/or alterations of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant’s Above Standard Improvements, alterations and personal property, Landlord’s reasonable determination shall be conclusive.

ARTICLE IX. ASSIGNMENT AND SUBLETTING

SECTION 9.1. RIGHTS OF PARTIES.

(a) Notwithstanding any provision of this Lease to the contrary, but subject to the provisions of Section 9.4 hereof, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any such assignment or subletting or attempted assignment or subletting shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord’s standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

(b) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment, including a copy of the proposed assignment or sublease form; (iv) evidence of insurance of the proposed assignee or subtenant complying with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee or subtenant; and (vi) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (c) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building and Project; (2) the proposed assignee or subtenant has not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee’s or subtenant’s actions or use of the property in question and is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) at Landlord’s election, insurance requirements shall be brought into conformity with Landlord’s then current leasing practice; (4) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord’s consent, statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord’s consent; (5) any proposed subtenant or assignee demonstrates to Landlord’s reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Building or Project or a prospect with whom Landlord is negotiating to become a tenant at the Building or Project; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion.

If Landlord consents to the proposed transfer, Tenant may within thirty (30) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant’s written request, the information set forth above, and the fee set forth below.

(c) Notwithstanding the provisions of Subsection (b) above, in lieu of consenting to a proposed assignment of the Lease or to any proposed subletting (or sublettings) in excess of fifty percent (50%) of the rentable floor area of the Premises in the aggregate, Landlord may elect to (i) sublease the Premises (or the portion proposed to be so subleased), or take an assignment of Tenant’s interest in this Lease, upon the same terms as offered to such proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant’s name or the continuation of Tenant’s business), or (ii) terminate this Lease (or terminate the Lease as to the portion of the Premises proposed to be so subleased with a proportionate abatement in the rent payable under this Lease), effective on the date that the assignment or proposed sublease would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

(d) Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion, plus (ii) Tenant’s direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord’s option, by Tenant. At Landlord’s request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this subsection.

(e) Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500.00) if and when any transfer hereunder is requested by Tenant. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed assignee/sublessee, and Landlord shall not be obligated to commence such review and evaluation unless and until such fee is paid.

SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

(a) Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with “Landlord” hereunder meaning the sublandlord therein and “Tenant” hereunder meaning the subtenant therein.

(b) Tenant hereby irrevocably assigns to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

(c) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant’s entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

SECTION 9.4. CERTAIN TRANSFERS. The sale of all or substantially all of Tenant’s assets (other than bulk sales in the ordinary course of business) or, if Tenant is a corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interest of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Article; provided, however, that the original issuance of shares of voting stock to Tenant and/or the transfer of voting shares of stock between Tenant’s existing shareholders or to immediate family members of existing shareholders, including by reason of gift or death, shall not be deemed an assignment within the meaning and provisions of this Article or require Landlord’s consent. Notwithstanding the foregoing or anything to the contrary contained in this Article IX, Landlord’s consent shall not be required for the subletting of the Premises or the assignment of this Lease to (i) a subsidiary, affiliate, division or corporation controlling, under common control with or controlled by Tenant, (ii) a successor corporation by merger, consolidation or non-bankruptcy reorganization, or (iii) a purchaser of all or substantially all of Tenant’s assets (each of the foregoing, a “Permitted Transfer”), so long as (i) the net worth of the successor entity after such Permitted Transfer is at least equal to the greater of the net worth of Tenant as of the execution of this Lease by Landlord or the net worth of Tenant immediately prior to the date of such Permitted Transfer, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such Permitted Transfer, (ii) Tenant shall provide to Landlord, prior to such Permitted Transfer, written notice of such assignment or merger and such reasonable assignment documentation and other information as Landlord may request in connection therewith, and (iii) all of the other terms and requirements of this Article shall apply with respect to such Permitted Transfer, except for the provisions of Section 9.1 which shall not apply.

ARTICLE X. INSURANCE AND INDEMNITY

SECTION 10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

SECTION 10.2. LANDLORD’S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: “all risk” property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the full replacement cost of the Building (the “All-Risk Policy”). In addition, Landlord may, at its election, obtain insurance for such other risks as Landlord or its mortgagees may from time to time deem appropriate, including without limitation, coverage for earthquake, flood and commercial general liability. Landlord shall not be required to carry insurance of any kind on Tenant’s property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord’s option, Landlord may self-insure all or any portion of the risks for which Landlord elects or is required to provide insurance hereunder.

SECTION 10.3. TENANT’S INDEMNITY. To the fullest extent permitted by law, but except to the extent of the sole active negligence or willful misconduct of Landlord, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume. Landlord’s defense in any action covered by this Section through counsel satisfactory to Landlord. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease.

SECTION 10.4. LANDLORD’S NONLIABILITY. Except to the extent of the sole active negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property or personal injury, or any other loss, cost, damage, injury or liability whatsoever resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Notwithstanding any provision of this Lease to the contrary, including, without limitation, the negligence or willful misconduct of Landlord, Landlord shall in no event be liable to Tenant, its employees, agents, and invitees, and Tenant hereby waives all claims against Landlord, for loss or interruption of Tenant’s business or income (including, without limitation, any consequential damages and lost profit or opportunity costs), or any other loss, cost, damage, injury or liability resulting from, but not limited to, Acts of God (except with respect to restoration obligations pursuant to Article XI below), acts of civil disobedience or insurrection, acts or omissions (criminal or otherwise) of any third parties (other than Landlord’s employees or authorized agents), including without limitation, any other tenants within the Project or their agents, employees, contractors, guests or invitees. Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business (including without limitation consequential damages and lost profit or opportunity costs) arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against under any “all risk” property insurance policies required by this Article X; provided however, that (i) the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease, and (ii) if any loss is due to the act, omission or negligence or willful misconduct of Tenant or its agents, employees, contractors, guests or invitees, Tenant’s liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any “all-risk” property insurance policies required by this Article, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees. The provisions of this Section shall not limit the indemnification provisions elsewhere contained in this Lease.

ARTICLE XI. DAMAGE OR DESTRUCTION

SECTION 11.1. RESTORATION.

(a) If the Building of which the Premises are a part is damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair is not covered by Landlord’s All Risk Policy (whether or not Landlord chooses to self-insure such coverage) plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant’s Share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within three hundred sixty (360) days after the date of the damage; (iii) an event of default by Tenant has occurred and is continuing at the time of such damage; or (iv) the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice.

(b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that so long as Tenant is not in default under this Lease, if the damage is so extensive that Landlord reasonably determines that the Premises cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant’s substantial use and enjoyment of the Premises within three hundred sixty (360) days after the date of damage, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty (60) day period stated in subsection (a).

(c) Commencing on the date of any damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises, but only to the extent that any business interruption insurance proceeds are received by Landlord therefor from Tenant’s insurance described in Exhibit D.

(d) Notwithstanding the provisions of subsections (a), (b) and (c) of this Section, and subject to the provisions of Section 10.5 above, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

(e) Tenant shall fully cooperate with Landlord in removing Tenant’s personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant’s rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.

SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE XII. EMINENT DOMAIN

SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

SECTION 13.1. SUBORDINATION. At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant’s quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord’s successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be reasonably required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

SECTION 13.2. ESTOPPEL CERTIFICATE.

(a) Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant’s statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project.

(b) Notwithstanding any other rights and remedies of Landlord, Tenant’s failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s rental has been paid in advance.

SECTION 13.3 FINANCIALS.

(a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord’s request (but not more than once in any calendar year), Tenant’s current tax returns and financial statements, certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Project, and to any encumbrancer of all or any portion of the Building or Project

(b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of submission by any Statements to Landlord.

ARTICLE XIV. DEFAULTS AND REMEDIES

SECTION 14.1. TENANT’S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

(a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of ten (10) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

(b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord.

(c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

(e) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

(f) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

SECTION 14.2. LANDLORD’S REMEDIES.

(a) In the event of any default by Tenant, or in the event of the abandonment of the Premises by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

(2) The worth at the time of award of the amount by which fee unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys’ fees, and any other reasonable costs; and

(5) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term “rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant unless and until the default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant’s full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

(c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

SECTION 14.3. LATE PAYMENTS.

(a) Any rent due under this Lease that is not received by Landlord within ten (10) days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in a sum equal to the greater of five percent (5%) of the amount overdue or Two Hundred Fifty Dollars ($250.00) for each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

(b) Following each second consecutive installment of rent that is not paid within ten (10) days following notice of nonpayment from Landlord, Landlord shall have the option to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance. Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier’s check.

SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant’s part. Landlord’s election to make the payment or perform the act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, within ten (10) days of demand by Landlord, reimburse Landlord for all reasonable sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including without limitation all reasonable costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord within ten (10) days of demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS; EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

SECTION 14.8. SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Project and no action for any deficiency may be sought or obtained by Tenant.

SECTION 14.9. LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within twelve (12) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.

ARTICLE XV. END OF TERM

SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be the greater of (a) one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination for the initial two (2) months of holdover, and two hundred percent (200%) of the Basic Rent for month immediately preceding the date of termination for each month of holdover thereafter, or (b) the then currently scheduled Basic Rent for comparable space in the Project. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property, improvements constructed by Tenant that Landlord require be removed in accordance with the terms of this Lease, and debris, except for any items or improvements that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the reasonable costs incurred by Landlord shall be additional rent payable by Tenant within ten (10) days of demand. If Tenant fails to remove Tenant’s personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord’s option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE XVI. PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises), or may be delivered by telegram, telex or telecopy, provided that receipt thereof is telephonically confirmed. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered twenty-four (24) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII. RULES AND REGULATIONS

Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be reasonably adopted and published by written notice not less than ten (10) days prior to their effective date to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant’s agents, employees, contractors, guests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE XVIII. BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE XIX. TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE XX. INTERPRETATION

SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant’s reasonable control.

SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE XXI. EXECUTION AND RECORDING

SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, within ten (10) days of Landlord’s request, deliver a certified copy of its board of directors’ resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

ARTICLE XXII. MISCELLANEOUS

SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

SECTION 22.2. GUARANTY. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor(s) listed in Item 7 of the Basic Lease Provisions, if any, on a form of guaranty provided by Landlord.

SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Building is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether an event of default exists under such beneficiary’s deed of trust.

SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs.

SECTION 22.7 JAMS.

(a) All claims or disputes between Landlord and Tenant arising out of, or relating to the Lease which either party is expressly authorized by a provision hereof to submit to arbitration, shall be decided by the JAMS/ENDISPUTE, or its successor, in Orange, California (“JAMS”), unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. Any arbitration pursuant to this Section 22.7 shall be decided within thirty (30) days of submission of JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.

(b) Notice of the demand for arbitration by either party to the Lease shall be filed in writing with the other party to the Lease and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Lease shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Lease under which such arbitration is filed unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

(c)The agreement herein among the parties to the Lease and any other written agreement to arbitrate referred to herein shall be specifically enforceable under prevailing law.

LANDLORD:	TENANT:

THE IRVINE COMPANY a Delaware corporation	CRYOCOR, INC., a Delaware corporation

By:	/s/ Robert E. Williams, Jr.,	By:	/s/ Gregory M. Ayers
	Robert E. Williams, Jr., President	Name:	Gregory M. Ayers
	Irvine Industrial Company,	Title:	Pres / CEO
a division of The Irvine Company

By:	/s/ Brain R. Schaefgen	By:	/s/ Michael R. Warford
	Brain R. Schaefgen	Name:	Michael R. Warford
	Assistant Secretary	Title:	VP Finance / CFO

EXHIBIT A

FIRST AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This First Amendment to Lease (the “Amendment”) dated April 7, 2005, is by and between THE IRVINE COMPANY (“Landlord”), and CRYOCOR, INC., a Delaware corporation (“Tenant”).

II.	RECITALS.

On November 1, 2000, Landlord and Tenant entered into a lease (“Lease”) for space in a building located at 9717 Pacific Heights Blvd., Suite 150, San Diego, California (“Premises”).

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent, and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.	MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

“5. Lease Term: The Term of this Lease shall expire at midnight on March 31, 2007”

2. Item 6 is hereby amended by adding the following:

“Commencing December 1, 2005, the Basic Rent shall be Twenty Four Thousand Nine Hundred Forty-Four Dollars ($24,944.00) per month, based on $1.25 per rentable square foot.

Commencing December 1, 2006, the Basic Rent shall be Twenty Five Thousand Nine Hundred Forty-Two Dollars ($25,942.00) per month, based on $1.30 per rentable square foot.”

3. Item 12 is hereby amended by deleting Landlord’s address for payments and notices and substituted therefor shall be the following:

“LANDLORD

THE IRVINE COMPANY

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Senior Vice President, Operations

Irvine Office Properties

with a copy of notices to:

THE IRVINE COMPANY

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Vice President, Operations

Irvine Office Properties, Technology Portfolio”

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B. Letter of Credit. The third sentence of Section 4.4 of the Lease is hereby deleted in its entirety, and substituted therefor shall be the following:

“The letter of credit shall provide for automatic annual renewals through that date which is sixty (60) days after the Expiration Date of the Term of the Lease, as same shall be extended by the provisions of this Amendment.”

C. Maintenance and Repair. Sections 7.1 and 7.2 of the Lease are hereby amended to provide that Landlord’s obligation to provide service, maintenance and repair to air conditioning, heating and ventilating equipment servicing the Premises shall not apply to supplemental HVAC system(s), if any, installed by Tenant and servicing only the Premises, and that Landlord shall maintain in good repair, as a “Project Cost,” all Building exterior glass.

D. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever.

IV.	GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

F. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

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V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY		CRYOCOR, INC.,
a Delaware corporation

/s/ E. Valjean Wheeler		By	/s/ Gregory M Ayers
E. Valjean Wheeler		Name	Gregory M Ayers
Exec. Vice President, Asset Management		Title	CEO & President

By	/s/ Michael T. Bennett	By	/s/ Gregory Tibbitts
	Michael T. Bennett	Name	Gregory Tibbitts
	Vice President, Operations	Title	CFO

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